SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)            November 16, 2001


                          THE PROCTER & GAMBLE COMPANY
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             (Exact name of registrant as specified in its charter)


    Ohio                          1-434                       31-0411980
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(State or other            (Commission File Number)           (IRS Employer
jurisdiction of                                               Identification
incorporation)                                                Number)


One Procter & Gamble Plaza, Cincinnati, Ohio                  45202
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code   (513) 983-1100
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On November 15, 2001, The Procter & Gamble Company ("P&G") completed the purchase of the Clairol hair care business of Bristol-Byers Squibb ("BMS") for $4.95 billion in cash. The Clairol acquisition includes the acquisition of Clairol's hair colorant brands, including Nice 'n Easy, Natural Instincts, Miss Clairol and Hydrience, and Clairol's hair care brands, including Herbal Essences, Aussie and Infusium. This acquisition included the purchase of all of the capital stock of Clairol, Inc. held by BMS and additional assets used by BMS in the worldwide Clairol business. P&G intends to use such assets for the same purpose following the acquisition.

     The purchase price of $4.95 billion was determined by arm's length negotiations between P&G and BMS. The acquisition was financed with approximately $500 million in current cash and $4.5 billion in debt raised by the issuance of commercial paper immediately prior to the closing of the transaction.

     The Stock and Asset Purchase Agreement dated May 20, 2001 between P&G and BMS was filed as Exhibit 2-1 to P&G's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, and is incorporated herein by reference. The press release announcing the completion of the acquisition is attached hereto as
Exhibit 99-1.





                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THE PROCTER & GAMBLE COMPANY


                                       TERRY L. OVERBEY
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                                       Terry L. Overbey, Secretary
                                       November 16, 2001




                                     Exhibit

1.  The Procter & Gamble Company press release dated November 16, 2001.